Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

American Physicians Service Group, Inc.

Austin, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-07427, No. 333-62233, No. 333-116848, No. 333-133544 and No. 333-141887) of American Physicians Service Group, Inc. of our report dated March 3, 2009, relating to the consolidated financial statements and financial statement schedules for the two years ended December 31, 2008, which appear in this Form 10-K.

/s/  BDO Seidman, LLP

Houston, Texas

March 3, 2010